UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 24, 2005

IKON Office Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-5964	23-0334400
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Valley Stream Parkway, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-408-7427

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 24, 2005, we entered into a First Amendment and Consent (the "Amendment") to our Credit Agreement dated as of July 28, 2004, by and among IKON Office Solutions Group PLC, our wholly-owned UK subsidiary, certain of our US subsidiaries listed on the signature pages thereto, the lenders listed on the signature pages thereto, Wachovia Bank, National Association, as Administrative Agent, Deutsche Bank Securities Inc. and PNC Bank National Association, as Syndication Agents, and General Electric Capital Corporation and The Royal Bank of Scotland PLC, as Documentation Agents. Among other things, the Amendment amends certain definitions relating to certain financial covenants to address (i) accounts receivable owing, but not yet paid to us, by General Electric Capital Corporation or G.E. Capital Information Technology Solutions, Inc. (together, "GE") under our Program Agreement with GE, and (ii) certain non-recurring cash expenses associated with our recent restructuring activities that we announced in early March 2005.

The full text of the Amendment is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

10.1 First Amendment and Consent dated as of March 24, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKON Office Solutions, Inc.

March 28, 2005	By:	Robert F. Woods

Name: Robert F. Woods
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment and Consent